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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 29, 2004


                              TECHTEAM GLOBAL, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                      0-16284                 38-2774613
  ----------------------------          -----------            ----------------
  (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)                 File No.)           Identification No.)


             27335 West 11 Mile Road
               Southfield, Michigan                               48034
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number including area code:   (248) 357-2866


          ------------------------------------------------------------
          (Former name or former address if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
             Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01         OTHER EVENTS

                  In recent months, TechTeam Global, Inc. (the "Company") has been working to renew certain of its contracts with its existing customers, including the DaimlerChrysler, AG Dealership Helpdesk ("Dealership Helpdesk") in the United States, the DaimlerChrysler training program, and the Liberty Mutual Insurance Company ("Liberty Mutual") corporate helpdesk. This current report updates these efforts.

                  DaimlerChrysler has given the Company notice that it will renew the Company's blanket purchase order for the DaimlerChrysler training program, but it will not renew the purchase orders for the Dealership Helpdesk in the United States ("Purchase Orders"). The Company has provided helpdesk services to the Dealership Helpdesk since 1994, and the current Purchase Orders in effect expire on December 31, 2004. Exercising its rights under the Purchase Orders, DaimlerChrysler will transition approximately 70% of the services performed by the Company for the Dealership Helpdesk in the United States to the new vendor on or about November 30, 2004, and approximately 12% of the services will be transitioned on or about January 31, 2005. Upon expiration of the Purchase Orders, the remaining 18% of the services will continue to be provided by the Company under a new purchase order.

                  Through September 30, 2004, the Dealership Helpdesk generated revenue of $4.7 million. From the first quarter to the third quarter of 2004, there was a 17% decline in revenue on the Dealership Helpdesk as the number of technicians providing support to the Dealership Helpdesk decreased from an average of 104 in the first quarter to an average of 88 for the third quarter and is scheduled to decrease by six technicians in November 2004. Services for the Dealership Helpdesk are primarily performed from the Company's Southfield, Michigan location.

                  The Company will continue to provide Dealership Helpdesk services for DaimlerChrysler's European dealers. Through September 30, 2004, the Company reported revenue of $3.3 million from helpdesk services for DaimlerChrysler's European dealers. After the transition of the Dealership Helpdesk in the United States, the Company anticipates that it will retain revenue of approximately 50% of its current worldwide business with DaimlerChrysler.

                  Liberty Mutual has informed the Company that it has made a strategic decision to take its corporate helpdesk function in house. On September 29, 2004, the Company extended its current contract to perform helpdesk services for Liberty Mutual through the end of July 2005. The contract extension is intended to provide Liberty Mutual with sufficient time to transition its helpdesk function to internal resources. The Company has been informed by Liberty Mutual that the Company will perform full helpdesk functions for Liberty Mutual through June 2005, with call volume being transitioned during July 2005. Through September 30, 2004, the


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                  Liberty Mutual helpdesk generated revenue of $2.2 million.
                  Services for the Liberty Mutual helpdesk are performed from the Company's Southfield, Michigan location.

                  In addition, the Company has been awarded new business which has not been publicly announced, and it anticipates being able to offset the loss of revenue noted herein with this and other new business.

                  Certain statements contained in this Current Report on Form 8-K, including statements regarding the dates and plans for the transition of business from the Company, the percentage of business with DaimlerChrysler the Company anticipates being transferred and retained, the decline in headcount on current business, the anticipated issuance of new purchase orders, and the ability of the Company to replace revenue, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in The Private Securities Litigation Reform act of 1995, as amended). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, a decision by DaimlerChrysler or Liberty Mutual to modify their plans on the transition of business from the Company, modifications in these companies plans on other business performed by the Company, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            TECHTEAM GLOBAL, INC.



                                            By:  /s/ Michael A. Sosin
                                                 -------------------------------
                                                 Michael A. Sosin
                                                 Secretary

Date:    October 26, 2004






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